UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 22, 2019
________________________________________________________________________
CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
________________________________________________________________________

Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2019, the Board of Directors (the “Board”) of CURO Group Holdings Corp. (the “Company”) announced the appointment of two new directors effective July 22, 2019. Gillian Van Schaick has been appointed to a newly-created position on the Board as a Class II director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2022. Elizabeth Webster has been appointed to a newly-created position as a Class I director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2021. Ms. Van Schaick will serve as a member of the Audit Committee and Ms. Webster will serve as a member of the Compensation Committee. The Board has determined that both Mses. Van Schaick and Webster satisfy the director independence requirements of the New York Stock Exchange (“NYSE”) and Ms. Van Schaick is financially literate under NYSE Listing Standards for purposes of her service on the Audit Committee.

In connection with appointment to the Board, each of Mses. Van Schaick and Webster received an award of 7,789 restricted stock units, representing the right to receive that number of shares of the Company’s common stock determined by dividing $80,000 by the closing price of the Company’s common stock (rounded down to the nearest whole share) as reported on the NYSE on the date of appointment to the Board, to vest at the Company’s annual meeting of stockholders to be held in 2020, subject to each director’s continued service on the Board through such date. Each of Mses. Van Schaick and Webster also will be entitled to receive future equity grants that may be made to non-employee directors. In addition, each of Mses. Van Schaick and Webster will receive the standard non-management director compensation (prorated to correspond to their respective term of service with the Company), which is described in the section entitled “Non-Employee Director Compensation” in our definitive proxy statement for the 2019 annual meeting of stockholders filed with the Securities and Exchange Commission (“SEC”) on April 16, 2019, which description is incorporated by reference herein. We have entered into an indemnification agreement with each of Mses. Van Schaick and Webster on our standard form for directors filed as Exhibit 10.31 to the Registration Statement on Form S-1 (Amendment No. 1) filed with the SEC on November 1, 2017.

There is no arrangement or understanding between either of Mses. Van Schaick or Webster and any other person pursuant to which Ms. Van Schaick or Ms. Webster was selected as a director. There are no transactions involving either of Mses. Van Schaick or Webster or their respective immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing the appointment of Mses. Van Schaick and Webster on July 22, 2019, which is attached hereto as Exhibit 99.1.

ITEM 7.01 Regulation FD Disclosure

On July 22, 2019, we issued a press release, which is attached hereto as Exhibit 99.l. The information reported in this Item 7.01 (including the press release) is furnished to and not “filed” with the SEC for the purposes of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 Other Events

In connection with the appointment of Mses. Van Schaick and Webster to the Board as described above in Item 5.02, the Company has changed the composition of its Audit Committee and Compensation Committee. All committee members meet the independence requirements applicable to directors and the committees under SEC rules and NYSE Listing Standards

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dale Williams, Chairperson	Andrew Frawley, Chairperson	Chris Masto, Chairperson
Andrew Frawley	David M. Kirchheimer	Karen Winterhof
David M. Kirchheimer	Chris Masto	Dale Williams
Gillian Van Schaick	Elizabeth Webster
Karen Winterhof

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 22, 2019

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of July, 2019.

CURO Group Holdings Corp.
By: /s/ Roger Dean______
Roger Dean
Executive Vice President and Chief Financial Officer